Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement of Old National Bancorp on Form S-8 of our report dated February 26, 2010 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which report appears in Old National Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ Crowe Horwath LLP
Crowe Horwath LLP
Indianapolis, Indiana
January 13, 2011